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Exhibit 10.12

IHS INC.
2004 LONG-TERM INCENTIVE PLAN

2004 RESTRICTED STOCK AWARD

        Unless defined in this Restricted Stock Award (this "Award Document"), capitalized terms will have the same meanings ascribed to them in the IHS Inc. 2004 Long-Term Incentive Plan (as may be amended from time to time, the "Plan").

        Pursuant to Section 8 of the Plan, you have been granted restricted Shares on the following terms and subject to the provisions of the Plan, which is incorporated by reference. In the event of a conflict between the provisions of the Plan and this Award Document, the provisions of the Plan will prevail.

Participant:	Charles Picasso
Total Number of Shares Granted:	240,000 Shares
Fair Market Value per Share:	$8.61 per Share
Total Fair Market Value of Award:	$2,066,400
Grant Date:	December 23, 2004
Vesting Schedule:
25% will vest on October 15, 2006, another 25% will vest on October 15, 2007 and the last 50% will vest on October 15, 2008; provided, however, that in the event of a Change in Control, this Award shall vest in full and be free of restrictions, and you will participate in the acquisition to the extent of and in the same manner as all other stockholders of the Company; and provided further that in the event of your death or termination of employment due to your Disability (as defined in Exhibit A attached), this Award shall vest in full and be free of restrictions.

        By your signature and the signature of the Company's representative below, you and the Company agree that these Shares are granted under and governed by the terms and conditions of the Plan and the terms and conditions set forth in the attached as Exhibit A.

RECIPIENT	IHS INC.
/s/ CHARLES A. PICASSO	By:	/s/ S. AUXER
Charles A. Picasso Print Name	Title:	Senior Vice President IHS Inc.

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  Exhibit 10.12
IHS INC. 2004 LONG-TERM INCENTIVE PLAN 2004 RESTRICTED STOCK AWARD